CONTACT:	FOR IMMEDIATE RELEASE
Laura Hughes	May 17, 2018
Executive Vice President
Chief Marketing Officer
(563) 589-2148
lhughes@htlf.com

LEE NAMED PRESIDENT AND CHIEF EXECUTIVE OFFICER
HEARTLAND FINANCIAL USA, INC.

DUBUQUE, IA -May 17, 2018- Heartland Financial USA, Inc. (NASDAQ: HTLF) announced today that Heartland Board of Directors has named Bruce Lee, Chief Executive Officer. Effective June 1, 2018, Bruce Lee, who has served as Heartland’s President since January 2015, will assume his expanded role as President and CEO of Heartland Financial, USA. Inc. Lee will assume full leadership of Heartland’s operations and its 10, soon to be 11 bank charters, serving 89 communities from 117 banking centers.
“Our company has carefully planned for our succession of leadership. Over the past three years, Bruce Lee and I have worked side by side, leading the company to Reach New Heights,” Lynn B. Fuller, Chairman and CEO, Heartland, said. “Bruce Lee is an extraordinarily talented banker. Bruce has a proven track record of success and his experience in leading banks both large and small, makes him uniquely qualified to lead the Heartland Group of bank charters and carry on Heartlands long legacy of performance.
To ensure a seamless transition, Lynn B. Fuller will remain in an active role, as Operating Executive Chairman, overseeing merger and acquisition activity, Investor Relations, as well as, Enterprise Risk and Audit.
Lee, who joined Heartland on January 2, 2015, brings more than 30 years of experience in the banking industry. During his twelve years at Fifth Third, a $130 billion regional bank holding company headquartered in Cincinnati, Ohio, Lee held numerous leadership positions with progressive responsibilities. Lee served as Executive Vice President and Chief Credit Officer, reporting directly to the CEO. During the credit crisis, he served as Executive Vice President and Director of the company’s special assets group. Additionally, he served as Executive Vice President, Commercial Banking Division Head and Affiliate Senior Commercial Banker. Previously, he served as President and CEO of a Fifth Third affiliate bank in northwestern Ohio, where he managed sales and service functions for retail, commercial, residential mortgage and investments, along with the staff functions of finance, human resources and marketing.
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Prior to Fifth Third, Lee served as an Executive Vice President and board member for Capital Bank, a community bank located in Sylvania, Ohio.
A native of the Midwest, Lee complements his extensive banking experience with a dedication to community service. He has served as Trustee of the Cincinnati Orchestra, and held board positions for the Medical College of Ohio Foundation, Siena Heights University and the University of Findlay.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $10.1 billion diversified financial services company providing banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 117 banking locations serving 89 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.
Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.
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